EXHIBIT 10.60
FIRST LOAN MODIFICATION AGREEMENT
     This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of October 30, 2008, by and between SILICON VALLEY BANK, a California chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 (“Bank”) and FINISAR CORPORATION, a Delaware corporation with its chief executive office located at 1399 Moffett Park Drive, Sunnyvale, California 94089 (“Borrower”).
1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 14, 2008, evidenced by, among other documents, a certain Loan and Security Agreement dated as of March 14, 2008, between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3. DESCRIPTION OF CHANGE IN TERMS.
A. Modifications to Loan Agreement.
1	Borrower hereby agrees to deliver to Bank, on or prior to November 27, 2008, a joinder agreement and all other documentation requested by Bank in order to make Optium Corporation, a Delaware corporation that is a wholly-owned subsidiary of Borrower, a “Borrower” under the Loan Agreement. The failure of Borrower to comply with this provision shall result in an immediate Event of Default under the Loan Agreement, for which there shall be no grace or cure period.

2	The Loan Agreement shall be amended by inserting the following text, appearing at the end of Section 2.5 thereof:
“ (d) Unused Revolving Line Facility Fee. A fee (the “Unused Revolving Line Facility Fee”), payable quarterly, in arrears, on a calendar year basis, in an amount equal to 0.35% per annum of the average unused portion of the Revolving Line, as determined by Bank. The unused portion of the Revolving Line, for the purposes of this calculation, shall include amounts reserved under Section 2.1.4 for products provided and under Section 2.1.3 for FX Forward Contracts. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section 2.5(d) notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder.”
3	The Loan Agreement shall be amended by deleting the following text appearing in Section 6.6 thereof:
“ (b) In the event that the aggregate amount of Borrower’s unrestricted cash and Cash Equivalents maintained with Bank and Bank’s affiliates is less than Fifty Million Dollars ($50,000,000.00) at any time, Borrower shall immediately pay to Bank a one-time fee equal to Fifty Thousand Dollars ($50,000.00), which fee shall be deemed to be earned as of the Effective Date.”
and inserting in lieu thereof the following:
“ (b) In the event that the aggregate amount of Borrower’s unrestricted cash maintained in a deposit account with Bank is less than Five Million Dollars ($5,000,000.00) at any time, Borrower shall immediately pay to Bank a one-time fee equal to Fifty Thousand Dollars ($50,000.00), which fee shall be deemed to be earned as of the Effective Date.”
4	The Loan Agreement shall be amended by deleting the following appearing as Section 6.7 thereof:
“ 6.7 Financial Covenants
     Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted:
     (a) Adjusted Quick Ratio. An Adjusted Quick Ratio of at least (i) 0.90 to 1.0 through and including the month ending June 30, 2008, (ii) 1.0 to 1.0 as of the month ending July 31, 2008 through and including the month ending September 30, 2008, and (iii) 1.25 to 1.0 as of the month ending October 31, 2008 and thereafter.
     (b) EBITDA. As of the last day of each of Borrower’s fiscal quarters, commencing with the fiscal quarter ended October 31, 2007, Borrower shall have EBITDA of at least Five Million Dollars ($5,000,000.00) for the six-month period ending on such date.”
and inserting in lieu thereof the following:
“ 6.7 Financial Covenants
     Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted:
     (a) Adjusted Quick Ratio. An Adjusted Quick Ratio of at least (i) 0.90 to 1.0 through and including the month ending June 30, 2008, (ii) 1.0 to 1.0 as of the month ending July 31, 2008 through and including the month ending September 30, 2008, (iii) 1.10 to 1.00 as of October 31, 2008 through and including the month ending June 30, 2009, and (iv) 1.25 to 1.00 as of the month ending July 31, 2009 and thereafter.
     (b) EBITDA. As of the last day of each of Borrower’s fiscal quarters, commencing with the fiscal quarter ended October 31, 2007, Borrower shall have EBITDA for the six-month period ending on the last day of such quarter of at least (i) Five Million Dollars ($5,000,000.00) for the quarters ended October 31, 2007, January 31, 2008, April 30, 2008 and July 31, 2008, (ii) Twenty Million Dollars ($20,000,000.00) for the quarters ending October 31, 2008, January 31, 2009 and April 30, 2009, and (iii) Twenty-Five Million Dollars ($25,000,000.00) for the quarter ending on July 31, 2009 and as of the last day of each quarter thereafter.”

5	The Loan Agreement shall be amended by inserting the following new definition appearing alphabetically in Section 13.1 thereof:
“ “Unused Revolving Line Facility Fee” is defined in Section 2.5(d).”
6	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:
“ “Adjusted Quick Ratio” is the ratio of Quick Assets to Current Liabilities minus Deferred Revenue.”
“ “LIBOR Rate Margin” is two and one-half of one percent (2.50%).”
“ “Prime Rate Margin” is zero percent (0.00%).”
“ “Revolving Line” is an Advance or Advances in an aggregate amount of up to Fifty Million Dollars ($50,000,000.00) outstanding at any time.”
“ “Revolving Line Maturity Date” is March 13, 2009.”
and inserting in lieu thereof the following:
“ “Adjusted Quick Ratio” is the ratio of (a) Quick Assets to (b) Current Liabilities minus Deferred Revenue and the current portion of convertible subordinated notes to be paid by Borrower.”
“ “LIBOR Rate Margin” is three percent (3.0%).”
“ “Prime Rate Margin” is one-half of one percent (0.50%).”
“ “Revolving Line” is an Advance or Advances in an aggregate amount of up to Forty-Five Million Dollars ($45,000,000.00) outstanding at any time”
“ “Revolving Line Maturity Date” is July 15, 2010.”
7	The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached hereto as Schedule 1.
4. FEES. In connection with the Loan Agreement and this Loan Modification Agreement, Borrower shall pay to Bank the following additional fees:
     (a) Borrower shall pay to Bank a modification fee equal to Two Hundred Twenty-Five Thousand Dollars ($225,000.00), which fee shall be deemed fully earned and shall be due and payable as of the date hereof; provided, however, such fee shall be reduced by an amount equal to (i) Two Hundred Thousand Dollars ($200,000.00), multiplied by (ii) the quotient of (A) the number of days between the date following the date of this Loan Modification Agreement and March 13, 2009 (inclusive of each such date), divided by (B) 364.
     (b) Borrower shall pay to Bank the Anniversary Fee, which Anniversary Fee shall be deemed fully earned on the date hereof and shall be due and payable on the earlier to occur of (i) the date that is one (1) year from the date of this Loan Modification Agreement (the “Anniversary Date”), and (ii) the early termination of the Loan Agreement. As used herein, “Anniversary Fee” shall be an amount equal to (A) Two Hundred Twenty-Five Thousand Dollars ($225,000.00), multiplied by (B) the quotient of (1) the number of days between the date following the Anniversary Date and July 15, 2010 (inclusive of each such date), divided by (2) 365.

     (c) Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this Loan Modification Agreement.
5. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of March 14, 2008 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof.
6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.
9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’ s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.
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     This Loan Modification Agreement is executed as a sealed instrument under the laws of the State of California as of the date first written above.

BORROWER:			BANK:

FINISAR CORPORATION			SILICON VALLEY BANK

By:	/s/ STEPHEN K. WORKMAN	By:	/s/ TOM SMITH

Name:	Stephen K. Workman	Name:	Tom Smith

Title:	Senior Vice President, Finance and CFO	Title:	Managing Director

SCHEDULE 1
EXHIBIT B
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	FINISAR CORPORATION
          The undersigned authorized officer of FINISAR CORPORATION (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending                                          with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly Financial Statements and Compliance Certificate	Monthly within 30 days	Yes No

Annual financial statements (CPA Audited) on 10-K	FYE within 90 days	Yes No

10-Q	Quarterly, within 5 days after filing with SEC or 45 days after quarter	Yes No

8-K	Within 5 days after SEC filing	Yes No

Board approved projections	As requested by Bank	Yes No

Financial Covenant	Required	Actual		Complies
Adjusted Quick Ratio (tested monthly)
As of October 31, 2008	1.10:1.00		___:1.00	Yes No
As of July 31, 2009	1.25:1.00		___:1.00	Yes No

Rolling Two-Quarter EBITDA (tested quarterly)
As of October 31, 2008	$20,000,000	$		Yes No

As of July 31, 2009	$25,000,000	$

     The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.
     The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

FINISAR CORPORATION	BANK USE ONLY

By:	Received by:
Name:		authorized signer

Title:	Date:
Verified:
authorized signer
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate
Financial Covenants of Borrower
Dated:
In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall control.
I. Adjusted Quick Ratio (Section 6.7(a))

Required:	___: 1.00*

Actual:	___: 1.00

A.	Aggregate value of the unrestricted cash and Cash Equivalents of Borrower	$

B.	Aggregate value of the net billed trade accounts receivable of Borrower	$

C.	Investments of Borrower	$

D.	Quick Assets (the sum of lines A through C)	$

E.	Aggregate value of liabilities of Borrower (including all Indebtedness to Bank) that mature within one (1) year and current portion of Subordinated Debt permitted by Bank to be paid by Borrower	$

F.	Current Liabilities (line E))	$

G.	Deferred Revenue	$

H.	Current portion of convertible subordinated notes to be paid by Borrower	$

I.	Line F minus line G and minus line H	$

J.	Adjusted Quick Ratio (line D divided by line I)
Is line J equal to or greater than ____ : 1.00*?
See Section 6.7(a)

No, not in compliance	Yes, in compliance

II. EBITDA (Section 6.7(b))

Required:	$	* (for prior two quarters)

Actual:	$

Is EBITDA for prior two quarters at least $                                        *?

No, not in compliance	Yes, in compliance

*	See Section 6.7(b)